Exhibit 10.2

PRIORITIES AGREEMENT

THIS AGREEMENT dated as of the __ day of September, 2007.

B E T W E E N:

COUNSEL CORPORATION, an Ontario company whose address is 40 King Street West, Suite 3200, Toronto, Ontario, M5H 3Y2

(hereinafter referred to as “Counsel” and “the Bank”)

OF THE FIRST PART;

- and -

ROYNAT BUSINES CAPITAL INC., a Delaware corporation, whose address is 100 North Tryon Street, Suite 3720, Charlotte, NC 28202

(hereinafter referred to as “Roynat”)

OF THE SECOND PART;

- and -

C2 Investments Inc., a Delaware corporation, whose address is is 40 King Street West, Suite 3200, Toronto, Ontario, M5H 3Y2

____________________________.
(hereinafter referred to as the “Company”)

OF THE THIRD PART;

and -

C2 Global Technologies Inc. (« C2 »)., a Delaware corporation, whose address is is 40 King Street West, Suite 3200, Toronto, Ontario, M5H 3Y2

____________________________.
(hereinafter referred to as the “C2”)

OF THE FOURTH PART;

WHEREAS, the Company and/or C2 has authorized, executed and delivered in favor of the Bank various notes, security agreements, financing statements (as amended or otherwise modified from time to time, the “Bank Security Documents”);

WHEREAS, the Bank Security Documents and any other security which may be held by the Bank now or hereafter on the property and assets of the Company for its or C2’s existing indebtedness and any future indebtedness of the Company or C2 to the Bank are sometimes herein collectively referred to as the “Bank Security”;

WHEREAS, Roynat has agreed, subject to certain conditions, to provide financing to AZ LIMOS LLC, an affiliated party to the Company (“AZ LIMOS”), such financing to be secured by (among other things) a pledge agreement dated the date hereof, by the Company in favor of Roynat (as amended or otherwise modified from time to time, together with all other instruments entered into by the Company in connection therewith, the “Roynat Security Document”) pursuant to which the Company has pledged to Roynat all of its membership and related interests in AZ LIMOS (the “Pledged Interests”).

WHEREAS, the Roynat Security Documents and any other security which may be held by Roynat now or hereafter on the Pledged Interests for financing provided to AZ LIMOS by Roynat are sometimes herein collectively referred to as the “Roynat Security”;

WHEREAS, the parties hereto have agreed to enter into this Agreement in order to set out the respective priorities with respect to the Pledged Interest.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby covenant, undertake, declare and agree as follows:

ARTICLE 1. - CONSENT

1.1. Bank Consent. The Bank hereby consents to the creation and issue by the Company to Roynat of the Roynat Security and that the creation, issue and existence of the same does not constitute a default or event of default under the Bank Security Documents.

ARTICLE 2. - SUBORDINATION

2.1. Relative Priorities. The Bank and Roynat hereby agree as follows:

(a)	the Bank Security solely with respect to the Pledged Interests is hereby subordinated in all respects to the Roynat Security; and

(b)
the parties hereto hereby agree that, except for the Pledged Interests and as expressly set forth in the foregoing clause (a), Roynat has no other security interests in any of the Bank Security and Roynat hereby acknowledges and agrees that any claim it may hereafter have on any Bank Security (other than the Roynat Security) shall be subordinated in all respects to the Bank Security.

2.2. Application of Subordination. The subordination contained herein shall apply in all events and circumstances regardless of:

(a)	the date of execution, attachment, registration or perfection of any security interest held by the Bank or Roynat; or

(b)	the date of any advance or advances made to the Company by the Bank or to AZ LIMOS by Roynat; or

(c)	the date of default by the Company or by the Company’s parent C2 under any of the Bank Security or the Roynat Security; or

(d)	any priority granted by any principle of law or any statute.

2.3. Insurance Proceeds. Any insurance proceeds received by the Company or C2 by the Bank or Roynat in respect of the collateral charged by the Bank Security or the Roynat Security shall be dealt with according to the preceding provisions hereof as though such insurance proceeds were paid or payable as proceeds of realization of the collateral for which they compensate.

2.4. Notice of Default, Exercise of Remedies. The Company shall give prompt written notice to the Bank or Roynat, as applicable, of any default under the Bank Security Documents or the Roynat Security Documents and of any action taken by the other secured party against the Company or C2 to enforce its security.

ARTICLE 3. - COVENANTS OF COMPANY

3.1. The Company hereby confirms to and agrees with the Bank and Roynat that:

(a)	the Company’s entry into and performance of this Agreement has been duly authorized by all necessary corporate action;

(b)
so long as any of the indebtedness of the Company and AZ LIMOS herein referred to remains outstanding, it shall stand possessed of its assets so charged for the Bank and for Roynat in accordance with their respective interests and priorities as herein set out; and

(c)
none of the provisions of this Agreement create any rights in favor of the Company or affect the manner in which the Bank or Roynat or any receiver and manager appointed by them over the property, assets and undertaking of the Company exercises its rights under the Bank Security and the Roynat Security.

ARTICLE 4. - GENERAL

4.1. Information Exchange. From time to time upon request therefor the Bank and Roynat may advise each other of any information which it may have relating to the affairs of the Company, including its business and financial affairs and the particulars of the indebtedness and liability of the Company to each other and all security held by each therefor. The Company hereby consents to any such exchange of information.

4.2. No Challenge of Priorities. No party hereto shall take any action to defeat the priorities set forth in this Agreement or the validity, perfection, publication or enforceability of any lien granted under the Bank Security Documents or the Roynat Security Documents. Each of the Bank and Roynat hereby waives any right the other may have to require the other to marshal in its favour.

4.3. Further Assurances. Each of the Bank, Roynat and the Company shall do, perform, execute and deliver all acts, deeds and documents as may be necessary from time to time to give full force and effect to the intent of this Agreement; provided, however, that no consent of the Company shall be necessary to any amendment of the terms hereof by the Bank and Roynat unless the interests of the Company are directly affected thereby.

4.4. Counterparts. This Agreement may be executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument and shall be effective as of the formal date hereof.

4.5. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

4.6. Conflicting Provisions. Where there is any conflict between the provisions in this Agreement regarding the priority of the security of the parties hereto and similar provisions in the Bank Security Documents or the Roynat Security Documents, the provisions of this Agreement will prevail.

4.7. No Assignment. Neither the Bank nor Roynat shall assign all or part of any of its Bank Security or Roynat Security, as the case may be, without first obtaining a written agreement from the assignee under which the assignee agrees to be bound by the terms of this Agreement.

4.8. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

4.9. Limitation on Liabilities. Except as otherwise expressly provided herein, neither the Bank nor Roynat shall have any liability to the other except to the extent arising from the gross negligence or wilful misconduct of such party, nor shall the Bank nor Roynat have any liability to the Company for any action or inaction hereunder.

5.10 Amendments. All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of the Bank and Roynat and, to the extent such modification or amendment would increase the obligations of the Company hereunder, by an authorized officer of the Company.

5.11 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior negotiations, undertakings, representations and understandings.

5.12 Severability. If any provision hereof is or is deemed to be illegal, invalid or unenforceable in any jurisdiction, the illegality, invalidity or unenforceability of such provision will not affect the legality, validity or enforceability of the remaining provisions of this Agreement.

5.13 Termination. The Bank shall have no further rights or obligations hereunder once the Company’s obligations under the Bank Security Documents (except obligations that by their terms survive termination thereof) have been paid in full in cash (the “Bank Termination”). Roynat shall have no further rights or obligations hereunder once the Company’s obligations under the Roynat Security Documents (except obligations that by their terms survive termination thereof) have been fully performed (the “Roynat Termination”). This Agreement shall terminate and be of no further force and effect upon the first to occur of the Bank Termination and the Roynat Termination.

    IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their duly authorized officers.

COUNSEL CORPORATION

By:
Name:
Title:

ROYNAT BUSINES CAPITAL INC.

By:
Name:
Title:

C2 GLOBAL TECHNOLOGIES INC.

By:
Name:
Title:

C2 INVESTMENTS INC.

By:
Name:
Title: